EXHIBIT 16(C)

August 27, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Re:  5G Wireless Communications, Inc.
     File No. 000-30448

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K/A of 5G Wireless Communications, Inc. dated August 27, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ CARTER AND BALSAM, A PROFESSIONAL CORPORATION
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